UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 7, 2005

NEW RIVER PHARMACEUTICALS INC.
(Exact name of Registrant as specified in charter)

Virginia	000-50851	54-1816479
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1881 Grove Avenue, Radford, Virginia	24141
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(540) 633-7978

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

On December 7, 2005, New River Pharmaceuticals Inc. (the “Company”) presented at the First Albany Capital Annual Growth Conference. This presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company issued a press release on December 7, 2005 with respect to this presentation, which press release is attached hereto as Exhibit 99.2 and incorporated herein by reference. During this presentation, management announced that on December 6, 2005, the Company filed with the U.S. Food and Drug Administration (FDA) a new drug application (NDA) on NRP104 for the treatment of Attention Deficit Hyperactivity Disorder (ADHD) in pediatric populations (ages 6 - 12). In addition, management announced that the Company has completed two of three clinical abuse liability studies on the compound, stating that they met their objectives and that these data were included in the NDA. The results of the third abuse liability study, which is ongoing, are expected to be submitted during the FDA’s NDA review period. As an additional aspect of the abuse liability evaluation, the Company conducted studies examining the extractability of amphetamine from NRP104 using a wide variety of solutions under varying conditions. The results indicate that it would be more difficult to extract amphetamine from NRP104 than from other widely available alternatives.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Presentation made on December 7, 2005 by the Company at the First Albany Capital Annual Growth Conference.

99.2	Press release issued on December 7, 2005 by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2005

NEW RIVER PHARMACEUTICALS INC.

By:	/s/ Randal J. Kirk
Randal J. Kirk
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Presentation made on December 7, 2005 by the Company at the First Albany Capital Annual Growth Conference.

99.2	Press release issued on December 7, 2005 by the Company.